Exhibit 5.1

January 15, 2016

Raymond James & Associates, Inc.

as Representative of the Underwriters

880 Carillon Parkway

St. Petersburg, Florida 33716

Ladies and Gentlemen:

We have acted as counsel to PLx Pharma Inc., a Delaware corporation (the “Company”), in connection with the transactions contemplated by that certain Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and among the Company and Raymond James & Associates, Inc., as representatives (the “Representatives”) of the several underwriters named therein (the “Underwriters”) pursuant to which the Underwriters have agreed to purchase an aggregate of 3,800,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), from the Company. Unless otherwise defined herein, capitalized terms used herein have the meaning assigned to such terms in the Underwriting Agreement.

In rendering the opinions set forth below, we have reviewed the following documents and instruments:

(i)      an executed copy of the Underwriting Agreement;

(ii)     copies of resolutions duly adopted by the Board of Directors of the Company, certified as of the date hereof by the Secretary of the Company;

(iii)    copies of letters or certificates of recent date received by us from public officials in relevant jurisdictions as to the registration or qualification of the Company;

(iv)    the Registration Statement, the General Disclosure Package and the Final Prospectus;

(v)     evidence satisfactory to us of the effectiveness of the Registration Statement; and

(vi)    such other documents, instruments and certificates of corporate and public officials as we have deemed necessary or appropriate for purposes of this opinion letter.

In our examination, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of the originals of the documents submitted to us, the conformity to the authentic original of any documents submitted to us as copies and that each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete. We have also conducted such investigations of fact and law as we have deemed necessary or advisable for the purposes of this opinion letter. As to certain questions of fact material to the opinions set forth herein, we have relied upon certificates and statements of officers and other representatives of the Company and certificates of public officials.

Based upon our review of the foregoing and subject to the limitations, assumptions, qualifications and exceptions set forth herein, we are of the opinion that (i) the Company is a corporation validly existing and in good standing under the laws of the State of Delaware, and (ii) the Shares have been duly authorized and, when issued in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

We express no opinion with respect to (a) the enforceability of any provisions releasing, exculpating or exempting a party from, or requiring indemnification or contribution of a party for, liability for its own action or inaction, or the extent that such provisions are inconsistent with public policy or are otherwise prohibited by applicable federal or state securities laws; (b) any provisions restricting access to courts or to legal or equitable remedies or purporting to affect the jurisdiction or venue of courts; (c) any provisions relating to liquidated damages, delays or omissions of enforcement of rights or remedies, consent judgments or summary proceedings; (d) waivers of rights or benefits bestowed by law which may not be waived under the terms of such law or applicable public policy; (e) the right of any person or entity to institute or maintain any action in any court; (f) the effect of any antitrust, environmental, or tax laws of the United States or of the States of Texas or Delaware; and (g) the effect or application of the Patriot Act, money laundering laws or other similar homeland security laws.

We express no opinion herein as to the laws of any jurisdiction other than the laws of the State of Texas, the DGCL, and the federal laws of the United States of America.

We consent to the use of this opinion letter as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Final Prospectus, and any amendments thereto.

This opinion is intended solely for use in connection with the transactions contemplated by the Underwriting Agreement and may not be relied upon for any other purpose. This opinion letter is limited to the matters expressly stated herein, and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

Respectfully submitted,

/s/ Jackson Walker L.L.P